SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 2, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 2, 2012, Discovery Laboratories, Inc. (the “Company”) issued a press release highlighting the results of operations for the quarter ended June 30, 2012, and providing an update on certain business matters.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto relating to the announcement of the results of operations for the quarter ended June 30, 2012 and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

On August 2, 2012, the Company issued a press release highlighting the results of operations for the quarter ended June 30, 2012.  The Company noted that it continues to expect to launch its drug product candidate, SURFAXIN®, and the initial AFECTAIR® device in the United States in the fourth quarter of 2012.  In connection with developing and potentially commercializing its pipeline products, SURFAXIN LSTM and AEROSURF®, the Company is engaged in discussions with potential international strategic partners who could provide development and commercial expertise outside of the Unites States as well as financial resources.  However, there can be no assurance that any such arrangement will be concluded.

For the third quarter of 2012, the Company anticipates net cash outflows of approximately $10.0 million to $10.5 million.  The anticipated increase is primarily due to increased personnel and other costs related to building specialty commercial and medical affairs organizations.

Subject to the note relating to the press release contained in Item 2.02 of this Current Report on Form 8-K, the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated August 2, 2012

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Chief Executive Officer

Date:  August 2, 2012